Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of November 30, 2025. The following table provides a breakdown of the major components of our Net Asset Value as of November 30, 2025 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $1,420,333)	$1,437,952
Cash and cash equivalents	107,735
Other assets	107,005
Other liabilities	(129,655)
Distribution payable	(12,297)
Accrued performance fee	(5,097)
Management fee payable	(1,908)
Net Asset Value	$1,503,735
Number of outstanding shares	58,303,590

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of November 30, 2025 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of November 30, 2025
Series I
A-I Shares	$41,675	1,637,943	$25.44
F-I Shares	$123,535	4,828,067	$25.59
F-S Shares	$3	110	$25.64
P-I Shares	$3	110	$25.22
P-S Shares	$4,612	182,942	$25.21
E Shares	$154	5,976	$25.79
T-I Shares	$78,433	3,038,276	$25.81
T-S Shares	$65,764	2,552,989	$25.76
I Shares	$3	110	$25.75
S Shares	$3	110	$25.76
V Shares	$1	40	$25.70
Series II
A-I Shares	$71,307	2,788,652	$25.57
F-I Shares	$400,497	15,558,526	$25.74
F-S Shares	$70	2,718	$25.69
P-I Shares	$1,377	52,568	$26.20
P-S Shares	$167,454	6,478,570	$25.85
E Shares	$55,164	2,181,209	$25.29
T-I Shares	$90,465	3,470,907	$26.06
T-S Shares	$137,949	5,325,392	$25.90
I Shares	$102,565	3,947,085	$25.98
S Shares	$3	110	$25.96
BD Shares	$162,697	6,251,140	$26.03
V Shares	$1	40	$25.60
Total	$1,503,735	58,303,590